Exhibit 23.4


                    October 18, 1996

                    CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of United Waste Systems, Inc., for the registration of up to 2,039,577 shares of its common stock, of our report dated May 20, 1994 with respect to the combined financial statements of Carmel Marina Corporation and Affiliates as of December 31, 1993, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 filed with the Securities and Exchange Commission.


                         HANSON ROTTER GREEN